Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CLPS Incorporation (the “Company”), does hereby certify, to such officer's knowledge, that the Annual Report on Form 20-F for the year ended June 30, 2020 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CLPS Incorporation

October 22, 2020	By:	/s/ Raymond Ming Hui Lin
	Name:	Raymond Ming Hui Lin
	Title:	Chief Executive Officer (Principal Executive Officer)

October 22, 2020	By:	/s/ Rui Yang
	Name:	Rui Yang
	Title:	Acting Chief Financial Officer (Principal Financial and Accounting Officer)